Exhibit 1.1

SiteOne Landscape Supply, Inc.

2,150,000 Shares of Common Stock

Underwriting Agreement

August 3, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to sell to you (the “Underwriter”) an aggregate of 2,150,000 shares of common stock, par value $0.01 per share (the “Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriter, up to an additional 322,500 shares of Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

1.                  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)               An “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-240295) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); such registration statement, and any post-effective amendment thereto, became effective on filing pursuant to Rule 462(e) under the Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, together with the preliminary prospectus supplement, dated August 3, 2020, to the Basic Prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, together with the final prospectus supplement, dated the date hereof, relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)               No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined in Section 9(b) hereof);

(c)               For the purposes of this underwriting agreement (the “Agreement”), the “Applicable Time” is 6:30 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and the other information listed on Schedule I(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(a) or Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission (collectively, the “Incorporated Documents”), complied in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information;

(d)               The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information;

(e)               Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in (i) the capital stock of the Company or its subsidiaries or (ii) long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(f)                The Company and its subsidiaries, collectively, have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens granted or to be granted to lenders under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;

(g)               Each of the Company and its subsidiaries listed on Schedule II hereto (each, a “Designated Subsidiary”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect;

(h)               The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Designated Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Designated Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued, and in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(i)                 There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(j)                 The issuance and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document, of the Company, or its Designated Subsidiaries, or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the Time of Delivery (as defined in Section 4(a) hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) for the registration under the Act of the Shares, (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, as required, (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriter, (D) as disclosed in the Pricing Disclosure Package, (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the Time of Delivery, and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(k)               Neither the Company nor any of its Designated Subsidiaries is (i) in violation of its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, limited partnership agreement or similar organizational document, as applicable or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(l)                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(m)              Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(n)               The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)               (A) At the time of filing the Registration Statement, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(p)               The consolidated historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its operations and the changes in its stockholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

(q)               Deloitte & Touche LLP (“D&T”), who has audited certain consolidated financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(r)                The Company maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Pricing Disclosure Package fairly present in all material respects the information required to be stated therein in accordance with the rules of the Commission and guidelines applicable thereto;

(s)               Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, to the knowledge of the Company, there has been no change in the Company’s internal accounting controls that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal accounting controls;

(t)                The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(u)               This Agreement has been duly authorized, executed and delivered by the Company;

(v)               Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries nor any affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iv) made any bribe, payoff, influence payment, kickback or other unlawful payment; and the Company has instituted a policy designed to promote and ensure compliance with the FCPA;

(w)              The Company and its subsidiaries have not, nor, to the knowledge of the Company, has any director, officer or employee of the Company or any of its subsidiaries taken any action (including the participation of the Company and its subsidiaries in the offering of the Shares), directly or indirectly, that would result in a violation by such person of applicable anti-money laundering laws, including applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering (including the USA PATRIOT Act of 2001), rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(x)                Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, nor any affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (namely, Crimea, Cuba, Iran, North Korea and Syria);

(y)               The Company and each of its subsidiaries collectively own, or have the valid and enforceable right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such valid and enforceable right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim by any person has been asserted or is pending against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor has the Company received notice of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(z)               The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed or has requested extensions thereof and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its Designated Subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(aa)             The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)             Except as disclosed in the Pricing Disclosure Package, there is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos containing materials;

(cc)             There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(dd)            The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(ee)             Neither the Company nor any of its subsidiaries (x) currently sponsors, maintains, participates in, contributes to, has an obligation to contribute to, or has any liability or obligation, directly or indirectly, in respect of or (y) at any time in the past six years has sponsored, participated in, contributed to, had an obligation to contribute to or has had any liability or obligation, directly or indirectly, in respect of any (i) “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the provisions of Section 302 and Title IV of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA);

(ff)               The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(gg)             The Shares are listed on the New York Stock Exchange (the “Exchange”); and

(hh)           The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and (ii) are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as disclosed in the Pricing Disclosure Package, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2.                  Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase, the Underwritten Shares from the Company at a purchase price per share of $122.00 (the “Purchase Price”).

In addition, the Company agrees to issue and sell the Option Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

The Underwriter may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the First Time of Delivery (as hereinafter defined) but shall not be earlier than the First Time of Delivery nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 4(a) hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

3.                  Upon the authorization by the Company of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                  (a) The Shares to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Underwritten Shares, 9:30 a.m. New York time, on August 6, 2020 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m. New York time, on the date specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. Such time and date for delivery of the Underwritten Shares is herein called the “First Time of Delivery” and such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                  The Company agrees with the Underwriter:

(a)               To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without your consent which shall not be unreasonably withheld; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission in connection with the offering and sale of the Shares and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering and sale of the Shares; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and in the event of any such issuance of a notice of objection, promptly to take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)               If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c)               Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)               Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with physical and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many physical and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request and at your expense, to prepare and deliver to you as many physical and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)               To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) any shares of Stock issued by the Company upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (B) any shares of Stock issued or options to purchase Stock or restricted stock units or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) any shares of Stock, restricted stock units, deferred stock units or other Stock-based awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (D) the filing of any registration statement on Form S-8, or (E) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of shares issued or issuable pursuant to this clause (E) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto), without having received a prior written waiver from the Underwriter; and

(g)               To use its reasonable best efforts to maintain the listing of the Shares on the Exchange.

6.                  (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I(a) and Schedule I(b) hereto;

(b)                The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Underwriter and, if reasonably requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7.                  The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the “Blue Sky” survey, which fees and disbursements of counsel for the Underwriter, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section 7, shall not exceed $30,000; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, which fees and disbursements of counsel for the Underwriter, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 7, shall not exceed $30,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) the travel expenses incurred by or on behalf of representatives of the Company in connection with attending or hosting meetings with prospective purchasers of the Stock, and expenses associated with any electronic road show; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in this Section 7 and Section 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

8.                  The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)               Simpson Thacher & Bartlett LLP, counsel for the Underwriter, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(c)               King & Spalding LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, substantially in the forms set forth in Annex I-A and Annex I-B hereto, each dated such Time of Delivery;

(d)               L. Briley Brisendine, General Counsel for the Company, shall have furnished to you a certificate, substantially in the form set forth in Annex I-C hereto, dated such Time of Delivery;

(e)               On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, D&T shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(f)                (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)               On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company;

(h)               On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the Exchange or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)                The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)                The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each executive officer and director of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(k)               The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(l)                 The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriter may reasonably request as to the matters set forth in subsections (a) and (f) of this Section 8.

9.                  (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of the Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b)                The Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the following statements constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (the “Underwriter Information”): the name of the Underwriter and the statements in the third, fifth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” contained in the Pricing Prospectus.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action effected without its prior written consent.

(d)                If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                 The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.                The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

11.                In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Doug Black (fax: (470) 277-7480); provided that notices under subsection 5(f) shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to you at the address above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.              This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13.              Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14.              The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.              This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

16.              This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.              The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.           (a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)               As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.              This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Underwriter plus one for each counsel, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter and the Company.

[Remainder of page intentionally left blank]

Very truly yours,

SiteOne Landscape Supply, Inc.

By:	/s/ L. Briley Brisendine
	Name:	L. Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

BOFA SECURITIES, INC.

By:	/s/ Christie MacDonald
	Name:	Christie MacDonald
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)           Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

Public offering price per share for the Shares: the price paid by each investor for such Shares.

The number of Underwritten Shares is 2,150,000.

The number of Option Shares is 322,500.

The First Time of Delivery is August 6, 2020.

Schedule I-1

SCHEDULE II

SiteOne Landscape Supply Midco, Inc.

SiteOne Landscape Supply Bidco, Inc.

SiteOne Landscape Supply Holding, LLC

SiteOne Landscape Supply, LLC

Schedule II-1

SCHEDULE III

Directors and Officers Subject to Lock-Up

Scott Salmon

Greg Weller

Doug Black

John T. Guthrie

Fred M. Diaz

William W. Douglas, III

Jeri L. Isbell

W. Roy Dunbar

Jack L. Wyszomierski

Larisa J. Drake

L. Briley Brisendine

Joseph Ketter

Schedule III-1

Annex II

FORM OF LOCK-UP AGREEMENT

SiteOne Landscape Supply, Inc.

Lock-Up Agreement

August 3, 2020

BofA Securities Inc.

One Bryant Park

New York, New York 10036

Re: SiteOne Landscape Supply, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), with SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, $0.01 par value per share (the “Stock”) of the Company, pursuant to a Registration Statement on Form S-3 (File No. 333-240295) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the other provisions of this Lock-Up Agreement, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from the Underwriter (the “Lock-Up Waiver Requirement”), (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase shares of Stock, shares acquired upon the vesting of restricted stock units or settlement of deferred stock units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (collectively the “Undersigned’s Shares”) (other than the sale, transfer or other disposition of any shares of Stock acquired after the Public Offering Date (as defined below) that is not required to be reported in any public report or filing with the SEC and regarding which the undersigned does not otherwise voluntarily effect any public filing or report), the foregoing restriction being expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares.

Annex II-1

The Lock-Up Period will commence on the date of the preliminary prospectus first used in connection with the offering of Shares and continue for 90 days after the public offering date set forth on the final prospectus (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares pursuant to clauses (i) through (vii) below without having received any waiver in compliance with the Lock-Up Waiver Requirement; provided that (1) any such transfer shall not involve a disposition for value (other than those described below in (i), (ii), (v), (vii) and (viii)), (2) such transfers (other than those described below in (i), (iii), (vii) and (viii)) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as sales to the Underwriter pursuant to the Underwriting Agreement; or

(ii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned's shares of Stock shall remain subject to the provisions of this Lock-Up Agreement; or

(iii) as a bona fide gift or gifts; or

(iv) by will or intestacy; or

(v) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(vi) to the undersigned’s partners, members or shareholders, subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned;

(vii) dispositions of shares of Stock to the Company or the retention of shares of Stock by the Company (i) to satisfy tax withholding obligations in connection with the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units or (ii) in payment of the exercise or purchase price with respect to the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units;

(viii) sales of shares of Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act and in effect on the date of this Lock-Up Agreement; provided neither the Company nor the undersigned is required to make or voluntarily effect any public filing or report with the SEC or any public announcement regarding any such sale (other than a filing on a Form 4 or Form 5 that expressly states that such sale is made pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act);

Annex II-2

provided, however, that in the case of clauses (iii)-(vi), the Underwriter shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer; and provided, further, that nothing in this agreement shall prevent the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or purchase of shares of Stock; provided that such plan (a) does not provide for the transfer of Stock during the Lock-Up Period, and (b) is not required to be reported and is not voluntarily reported in any public report or filing with the SEC during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Annex II-3